EXHIBIT 4.152


                     SILVERCLAIM LAKE AMENDMENT AGREEMENT #2


This Amendment Agreement is dated for reference the 27th day of January 2009

BETWEEN:

                  CANADIAN PROSPECTING VENTURES INC.
                  P.O. Box 385, 53 Eighth Avenue Larder, Ontario P0K 1L0
                  Telephone: (705) 643-2345

                  (the above hereinafter referred to as the "Optionor")

                                                               OF THE FIRST PART
AND:

                  AMADOR GOLD CORP.
                  711 - 675 West Hastings Street
                  Vancouver, British Columbia V6B 1N2
                  Telephone:  (604) 685-2222

                  (the above hereinafter referred to as the "Optionee")

                                                              OF THE SECOND PART

WHEREAS the Optionee and the Optionor entered into an option agreement dated for reference the 28th day of March 2005 and amended the 19th day of December 2006 (collectively, the "Silverclaim Lake Agreement") and the parties wish to amend the terms of the Silverclaim Lake Agreement.

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

1. Sections 3 and 4 to the Silverclaim Lake Agreement be deleted in their entirety and replaced with Sections 3 and 4 as written below:

         "3.      TERMS OF THE OPTION

         In order to maintain the Option in good standing and earn a 100% right, title and undivided interest in and to the Property, the Optionee, subject to paragraph 2, shall:

         (a) pay to the Optionor $15,000 upon receipt of regulatory approval (paid);

         (b) pay to the Optionor a further $15,000 on or before May 11, 2006 (paid);

         (c) pay to the Optionor a further $20,000 on or before May 11, 2007 (paid);

         (d) pay to the Optionor a further $50,000 on or before May 11, 2008 (paid);

         (e) pay to the Optionor a further $25,000 on or before May 11, 2009;

         (f) pay to the Optionor a further $25,000 on or before May 11, 2010;

         (g) issue to the Optionor 50,000 common shares of the Optionee upon receipt of regulatory approval (issued);

         (h) issue to the Optionor a further 50,000 common shares of the Optionee on or before May 11, 2006 (issued); and

         (i) issue to the Optionor a further 50,000 common shares of the Optionee on or before May 11, 2007 (issued); and

         (j) issue to the Optionor a further 50,000 common shares of the Optionee on or before May 11, 2008 (issued).

         Exploration expenditure requirements will include only those expenditures that are required annually by the Ministry of Northern Development & Mines to keep the property claims identified in Schedule A to the Silverclaim Lake Agreement in good standing.


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                                     Page 2


         4.       EXERCISE OF THE OPTION

         If the Optionee has paid $150,000 and issued 200,000 common shares to the Optionor, the Optionee shall be deemed to have exercised the Option and will have acquired an undivided 100% right, title and interest in and to the Property, subject only to the Royalty Interest reserved to the Optionor."

2. In all other respects the terms of the Silverclaim Lake Agreement remain as written.

3.       Time shall be of the essence of this Amendment Agreement.

4. The parties hereto covenant and agree to execute and deliver all such further documents as may be required to carry out the full intent and meaning of this Amendment Agreement and to effect the transactions contemplated hereby.

5. This Amendment Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario.

6. This Amendment Agreement together with the Silverclaim Lake Agreement constitute the entire agreement between the parties and supersedes all previous understandings, communications, representations and agreements between the parties with respect to the subject matter of this Amendment Agreement.

7. This Amendment Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.



CANADIAN PROSPECTING VENTURES INC.            )
                                              )
                                              )
Per: BY:  /S/ DAVE LAROCQUE                   )
     -------------------------------------
          Dave LaRocque, Vice-President       )



AMADOR GOLD CORP.                             )
                                              )
                                              )
Per: BY:  /S/ ALAN CAMPBELL                   )
     -------------------------------------
          Alan Campbell, Director             )